SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 22, 1999



                       COMCAST CABLE COMMUNICATIONS, INC.
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               (Exact name of registrant as specified in charter)



        Delaware                   333-30745                 23-2175755
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(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                            Identification No.)



1201 Market Street, Suite 2201, Wilmington, Delaware            19801
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:        (302) 594-8700
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Item 5.   OTHER EVENTS

     Comcast Corporation ("Comcast") and Jones Intercable, Inc., an indirect controlled subsidiary of Comcast and a controlled subsidiary of Comcast Cable Communications, Inc. ("Jones"), announced that the two companies have entered into a definitive merger agreement whereby all Jones shareholders will receive
1.4 shares of Comcast Class A Special Common Stock for each share of Jones common stock. The transaction will result in Jones being a 100% owned subsidiary of Comcast and is expected to be tax-free to Jones shareholders. The merger is subject to a number of conditions including two-thirds approval of each class of Jones shares, majority approval of the Jones shares not held by Comcast and approvals from certain regulatory authorities. Jones expects to hold the required shareholder meeting during the first quarter of 2000 and anticipates that the merger will close during the second quarter of 2000.

     A copy of Comcast's press release dated December 22, 1999 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

                  (c)      Exhibits:

                  99.1     Press Release dated December 22, 1999.



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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 23, 1999                   COMCAST CABLE COMMUNICATIONS, INC.

                                            By: /s/ Joseph J. Euteneuer
                                                -----------------------
                                                Vice President
                                                (Authorized Officer)

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
                                  EXHIBIT INDEX
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     99.1           Press Release dated December 22, 1999.




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